Vantem Global

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4(a)(6) offering provided by Netcapital Funding Portal, Inc.

Introducing Vantem Global

Vantem Global's breakthrough building system technology has made it a world leader in rapid construction of high quality homes, high-rises, schools, clinics, and other public and commercial buildings that have the look and feel of traditional masonry at lower cost and with much greater thermal efficiency.

Vantem's building system is competitive in large portions of the global construction market. The Vantem structural insulated panel has been tested extensively by internationally recognized laboratories and has been successfully used in hundreds of buildings, including homes, apartments, offices, warehouses, shopping centers, and schools. These have been built in Uruguay, Brazil, Bolivia, Chile, Colombia, and the Caribbean. We expect to continue building our presence in South America and expand to other regions worldwide in the long term.

Learn more about Vantem Global at www.vantemglobal.com.

Be a Part of Vantem Global

This is an offering of Unit, under registration exemption 4(a)(6), in Vantem Global, LLC. This offering must raise at least $10,000 by June 11, 2019 at 12:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Vantem Global may issue additional securities to raise up to $500,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,500,000 units × $1.00 per unit
= $10,500,000 implied valuation

Financials

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

Vantem Global's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

Ask Vantem Global a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.